UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2017

Sevion Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10210 Campus Point Drive, Suite 150, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-909-0749
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On June 26, 2017, Sevion Therapeutics, Inc. issued a press release announcing the closing of a $6 million investment into Eloxx Pharmaceuticals, Ltd. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto), shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sevion Therapeutics, Inc.
Dated: June 27, 2017

	By:	/s/ David Rector
David Rector
Chief Executive Officer